                                                                    Exhibit 10.8

CONVERTED ORGANICS INC.                                     EMPLOYMENT AGREEMENT

                              EMPLOYMENT AGREEMENT

     This Employment Agreement (this "Agreement") dated March 2, 2006 and effective as of the Effective Date (as hereinafter defined), is made and entered into by and between CONVERTED ORGANICS INC., a Delaware corporation (the "Company"), and JOHN P. WEIGOLD, (the "Executive").

                                   WITNESSETH

     WHEREAS, the Company is engaged in the business of converting waste into high value products; and

     WHEREAS, the Executive has certain knowledge and expertise relating to the operation of businesses, in general, as well as the business of the Company; and

     WHEREAS, the Company desires to employ the Executive to perform certain services for and on behalf of the Company as hereafter set forth; and

     WHEREAS, the Executive desires to accept such employment upon the terms and conditions set forth in this Agreement.

     NOW THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, plus other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Definitions. Capitalized terms used in this Agreement shall have the meanings set forth below unless otherwise required by the content of this
Agreement:

     "Agreement" shall have the meaning set forth in the introductory paragraph of this agreement.

     "Cause" shall mean (a) Executive's conviction of, or plea of guilty or nolo contendere to, a felony involving the business of the Company, (b) Executive's commission of a deliberately dishonest and fraudulent act which results in an adverse effect on the business of the Company, (c) Executive's willful, repeated or habitual neglect or refusal to perform Executive's duties or obligations under this Agreement, or (d) Executive's material breach of this Agreement which breach is not cured within a reasonable period of time following written notice by the Company.

     "Change of Control" shall mean:

     (i) The acquisition by any Person or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the

          "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of (A) 20% of the total shares or more than 35% of the outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") provided, however, that, for purposes of this Section, the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, or (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Affiliates, or

     (ii) Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (iii) Consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the outstanding shares of the Company common stock prior to such Business Combination beneficially own, directly or indirectly, more than 51% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the outstanding shares of the Company common stock, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

     (iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

     "Confidential Information" means information that is not generally known and that is proprietary to the Company or that the Company is obligated to treat as proprietary. This information includes, without limitation: (i) trade secret information about the Company and its products and services; (ii) confidential information concerning the business, including customer lists and suppliers of the Company (as conducted at any time during the Employment Period); and (iii) confidential information concerning any of the past, current, or possible future locations, products and services of the Company, including (without limitation) information about research, development, engineering, purchasing, manufacturing, accounting, marketing, selling or leasing. Any information that is known to the public or that becomes known to the public other than through a breach of this Agreement by Executive or that which is received from a third party without breach of any obligation to the Company, is not Confidential Information.

     "Disability" shall mean any physical or mental impairment which causes the Executive to be unable to perform the essential functions of Executive's duties under this Agreement with reasonable accommodation for a period of one hundred twenty (120) consecutive days, or one hundred eighty (180) days during any twelve (12) month period or at such time as Executive is judged permanently disabled by medical experts.

     "Effective Date" shall mean the date on which the Company successfully completes the consummation of a transaction approved by its board of directors through which the Company secures initial minimum capital in an amount equal to or greater than $5,000,000 (five million dollars).

     "Employment Period" shall have the meaning set forth in Section 2.2 of this Agreement.

     "Fiscal Year" shall mean the Company's fiscal year, as it exists on the Effective Date or as changed from time to time.

     "Good Reason" shall mean any termination of employment by Executive as a result of: (i) the Company's material breach of this Agreement which breach is not cured within 30 (thirty) days following written notice by Executive; (ii) any material change in the duties and responsibilities assigned to Executive under this Agreement; and (iii) a requirement by the Company that Executive be based in an office that is more than 100 miles from Executive's principal place of employment as of the Effective Date.

     "Inventions" shall mean any ideas, discoveries, modifications, improvements, designs, logos (whether or not they are in writing or reduced to practice) or works of authorship (whether or not they can be patented, copyrighted or registered as a trademark or service mark) that the Executive makes, authors, or conceives (either alone or with others) during the Employment Period and which (i) concern directly the business of the Company; (ii) result directly from any work the Executive performs for the Company; or (iii) makes use of the equipment, supplies, facilities, or trade secret information, of the Company.

     "Person" shall mean any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or any other business entity or governmental body.

     "Severance" following or in connection with a Change in Control, shall mean the payment of 36 months of base salary and benefits; plus any bonus which would have been payable in the year the Executive's employment is terminated; and full acceleration of vesting of shares of common stock held by Executive and all Options granted by the company to Executive. In the absence of a Change in Control, "Severance" shall mean the payment of 12 months of base salary and benefits; plus full acceleration of vesting of shares of common stock held by Executive and all Options granted by the Company to Executive.

     "Without Good Reason" shall mean any termination of employment by Executive for any reason other than for Good Reason, including, without limitation, voluntary resignation by Executive.

     "Without Cause" shall mean termination by the Company for the sole convenience of the Company, exclusive of termination by reason of death, Disability of Executive, termination for Cause, or termination by Executive either for Good Reason or Without Good Reason.

     2.   Employment Terms and Duties.

          2.1 Employment. The Company hereby employs the Executive, and the Executive hereby accepts such employment on the terms and conditions set forth in this Agreement.

          2.2 Term. Unless earlier terminated as provided in this Agreement, the term of employment under this Agreement (the "Employment Period") shall be for a period beginning on the Effective Date and ending on December 31, of the year that is at least three (3) years subsequent to the Effective Date.

          2.3 Title. The Executive shall have the title, Vice President of Development/Operations ("VP").

          2.4 Duties. The Executive shall have such duties and responsibilities as may be assigned to Executive from time to time by the Chief Executive Officer of the Company. Following the Effective Date, Executive shall devote Executive's full time and attention to the business and affairs of the Company throughout the remainder of the Employment Period. Executive shall (i) perform the duties and responsibilities assigned to Executive to the best of Executive's ability, and (ii) promote the best interests of the Company in carrying out the duties and responsibilities assigned to Executive. In performance of Executive's duties under this Agreement, Executive shall report directly to the Chief Executive Officer of the Company and shall be subject to the direction and control thereof.

          2.5 Outside Board of Directors. Executive will be permitted to serve on the board of directors of up to two commercial or charitable organizations, for which Executive may receive compensation, provided that such activity does not conflict with Executive's obligations to the Company, nor substantially diminish the amount of time Executive spends in the performance of his duties and responsibilities with the Company.

     3.   Compensation and Benefits.

          3.1 Salary. In consideration for the performance of Executive's duties under this Agreement, the Company shall, commencing on the Effective Date and continuing through the end of the Employment Period, pay Executive an annual salary ("Salary") during each year of the Employment Period of $180,000.00. Annual salary adjustments may be made at the discretion of the Chief Executive Officer and the compensation committee of the Board of Directors.

     The Salary payable to Executive under this Agreement shall be paid in such periodic installments as may be provided under the Company's customary payroll policy. The Salary shall be subject to annual review by the Board of Directors.

          3.2 Bonus. Executive will be eligible to receive a bonus under any company bonus plan approved by the Board of Directors.

          3.3 2006 Stock Options. Executive will receive an option to purchase 95,000 shares of the Company's common stock pursuant to the terms of the 2006 Stock Option Plan adopted by the Board of Directors. Executive shall be eligible for participation in all future equity based compensation programs that may be established by the Company which apply generally to Executive of the Company.

          3.4 Benefits. During the Employment Period, Executive shall be entitled to participate in any employee benefit plans, including, without limitation, any life, disability, medical and/or dental plans, pension plans, 401(k) and any other customary plans adopted by the Company, to the extent that Executive is eligible to participate in such plans under the terms of such plans.

          3.5 Expenses. The Company will pay on behalf of the Executive (or reimburse the Executive for) all reasonable and customary expenses incurred by Executive in the performance of Executive's duties under this Agreement, as well as all reasonable expenses incurred by Executive in the completion of this Agreement and subsequent agreements between Executive and Company. Reasonable and necessary relocation and moving expenses will be paid by the Company should the Executive be required to relocate.

          3.6 Personal Leave Days (Vacations, Holidays and Sick Days). The Executive shall be entitled to thirty (30) days of paid leave to be used for vacation and sick days in addition to Company paid holidays. Vacation may be taken at such time as Executive chooses, provided such vacation taken does not unreasonably interfere with the duties and responsibilities of Executive. Personal Leave days during any calendar year that are not used by the Executive during such calendar year may not be "carried over" for use by Executive in any subsequent calendar year.

     4.   Termination.

          4.1 Events of Termination. Executive's employment shall terminate upon the earliest to occur of any of the following events (hereinafter referred to as a "Termination Event"):

          (a)  death of the Executive;

          (b) notice given by either party of termination as a result of the Disability of Executive;

          (c) notice given by the Company of termination of Executive (whether such termination is for Cause or Without Cause);

          (d) notice given by Executive of termination (whether such termination is for Good Reason or Without Good Reason).

          4.2 Effect of Termination. Upon the occurrence of a Termination Event the party's sole rights and remedies shall be as set forth in this Agreement. Notwithstanding a Termination Event, all provisions of this Agreement which by their terms survive, including the covenants set forth in paragraphs 5, 6 and 7 of this Agreement, shall survive in accordance with such terms.

          4.3 Termination Pay. Effective upon a Termination Event, the Company shall, in lieu of all other amounts and in settlement and complete release of all claims Executive may have against the Company, pay the Executive (or, in the event of Executive's death, the Executive's estate) only such amounts as are provided for in this paragraph.

          (a) Termination Pay Upon Death or Disability. If Executive's employment is terminated because of the Executive's death, the Executive's estate will be entitled to receive an amount equal to Severance.

          (b) Termination Pay Upon Termination for Cause. If Executive's employment is terminated by the Company for Cause, the Executive will be entitled to receive Executive's Salary, Bonus, and Option(s) held by Executive through the date such termination is effective.

          (c) Termination Pay Upon Termination Without Cause. If Executive's employment is terminated by the Company Without Cause, the Executive will be entitled to receive Severance.

          (d) Termination Pay Upon Termination for Good Reason. If the Executive terminates Executive's employment for Good Reason, the Executive will be entitled to receive Severance.

          (e) Termination Pay Upon Termination Without Good Reason. Upon any termination by Executive Without Good Reason, the Executive will be entitled to receive only Executive's Salary, Bonus, and Option(s) held by Executive through the date such termination is effective.

          (g) Benefits Upon Termination. The Executive's accrual of, or participation in, any employee benefit plans will continue in accordance with the provisions of such plans. The Executive will receive any payment or other compensation for any vacation unused on the date of termination of Executive's employment within 30 (thirty) days of the termination date.

          Any Salary or additional compensation payable to Executive pursuant to this paragraph shall be paid in a single, lump sum payment on the date of termination.

     5. Non Disclosure and Non Interference. Executive agrees (i) not to use any Confidential Information for any purpose other than the business of the Company, and (ii) not to disclose any part of the Confidential Information to any Person who is not authorized by the Company to receive such Confidential Information and who is required to maintain the confidentiality of such information. Executive agrees that, upon termination of the Employment Period, Executive shall promptly deliver to the Company (or leave in the possession of the Company) all documents, records and any other items that disclose, describe or embody Confidential Information, and any other property of the Company (whether or not containing Confidential Information) which is within the Executive's possession, custody or control. In the event Executive is required to disclose any Confidential Information by reason of law or by order of any court or tribunal of competent jurisdiction, Executive shall immediately give notice of such requirement or order to the Company and shall use Executive's reasonable best efforts to provide the Company with an adequate opportunity to seek appropriate relief to protect the confidentiality of the

Confidential Information. Executive further agrees not to (i) solicit, employ, or otherwise engage as an employee, independent contractor, or otherwise, any person who is an employee of the Company at any time, or in any manner induce or attempt to induce any employee of the Company to terminate his or her employment with the Company; or (ii) disparage the Company or its customers or suppliers, or any of their officers, directors, shareholders, employees, or agents.

     6. Inventions. Executive agrees that all Inventions made by the Executive during the Employment Period will be the Company's sole and exclusive property and shall for all purposes be deemed "works for hire". Executive will, with respect to any Invention: (i) keep current, accurate, and complete records, which will belong to the Company and be kept and stored on the Company's premises; (ii) promptly and fully disclose the existence and describe the nature of any Invention to the Company; (iii) assign (and the Executive does hereby assign) to the Company all of Executive's rights to any Invention, any applications Executive makes for patents or copyrights in any country, and any patents or copyrights granted to Executive in any country; and (iv) acknowledge and deliver promptly to the Company any written instruments, and perform any other acts necessary in the Company's opinion to preserve property rights in any Invention against forfeiture, abandonment or loss and to obtain and maintain letters, patents and/or copyrights on any Invention and to vest the entire right and title to any Invention in the Company. Inventions include but are not limited to improvements to the Company's products, process and technology.

     7. Non-Competition. Executive agrees that, during the Employment Period and for a period of one (1) year thereafter, Executive shall not, directly or indirectly, (i) own, manage, operate, lend Executive's name or credit to, or be connected with, either as an owner, director, employee, agent, independent contractor, partner, sole proprietor, lender or otherwise, any business which competes with the Company in connection with the commercial conversion of waste into high value products that is substantially similar to that developed by the Company or any product developed or marketed by the Company at any time during the Employment Period, or (ii) induce any employee of the Company to terminate such employee's employment with the Company or hire any employee of the Company to work with Executive or any company or business affiliated with Executive.

          Notwithstanding the limitations on the ownership of competing businesses set forth above, Executive may hold, purchase, or acquire up to (but not more than) one percent 1% of any class of equity securities of any competing business if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Act of 1934.

          If any part of the foregoing covenant not to compete is held to be unreasonable, arbitrary, or against public policy, such covenant shall be considered to be divisible with respect to scope, time, and geographic area, and such lesser scope, time, or geographic area, or all of them, as may be necessary to be determined to be reasonable, not arbitrary and not against public policy, will be effective, binding, and enforceable against the parties hereto.

     8.   Miscellaneous.

          8.1 Entire Agreement. This Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties, whether oral or written, with respect to the subject matter hereof.

          8.2 Amendments, Modification and Waiver. No amendment, modification, or waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the party against whom enforcement of such modification, amendment or waiver is sought. This Agreement will be expressly made a part of any agreement entered into by the Company to sell equity in the Company.

          8.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective personal representatives, heirs, successors, and permitted assigns.

          8.4 Assignment. No party to this Agreement may assign its rights or delegate its obligations under this Agreement to any other Person or other entity without the express prior written consent of the other party to this Agreement.

          8.5 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity of enforceability of any other provision hereof and if any particular provision is determined to be invalid or unenforceable, the remainder of this Agreement shall be interpreted and construed as if such provision were omitted.

          8.6 Notices. All notices, requests, consents, demands, and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to be duly given and received on the date of delivery if delivered personally (or sent by fax), or on the second day after deposit in the United States mail if mailed by prepaid first class registered or certified mail, and properly addressed as follows:

     If to the Company: Converted Organics Inc
                        7A Commercial Wharf West
                        Boston, MA 02110
                        Facsimile No.: (617) 624-0333

     If to Executive:   John P. Weigold
                        122 Bowdoin Street, Apt. #86
                        Boston, MA 02108

     Any party may change its address for purposes of this paragraph by giving the other party written notice of the new address in the manner set forth above.

          8.7 Headings. Descriptive headings used in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any provision of this Agreement.

          8.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Massachusetts, without regard to any otherwise applicable principles of conflicts of laws.

          8.9 Counterparts and Facsimile. For the convenience of the parties hereto, this Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature, and each signature printed by a facsimile machine, when attached to this Agreement, shall be deemed an original counterpart.

          8.10 Further Assurances. Each party shall perform such further acts and execute and deliver such further documents as may be reasonably necessary to carry into or give effect to the intention of the parties hereto and to carry out and accomplish the purposes of this Agreement.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date above first written above.

EXECUTIVE:                              COMPANY:

John P. Weigold                         Converted Organics Inc.
Print Name


/s/ John P. Weigold                     /s/ Edward J. Gildea
-------------------------------------   ----------------------------------------
Signature                               By Edward J. Gildea

V.P. of Development/Operations          ----------------------------------------
Title                                   Its President and CEO

6/15/06                                 6-14-06
Date                                    Date